Exhibit 4(a)(xxii)

                   FORM OF PURCHASE AGREEMENT ASSIGNMENT
                              (OWNED AIRCRAFT)


                       PURCHASE AGREEMENT ASSIGNMENT
                                  (N___U_)


           PURCHASE AGREEMENT ASSIGNMENT (N___U_), dated as of _____________ __, ____, between US AIRWAYS, INC., a Delaware corporation ("Assignor"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Indenture Trustee ("Assignee") under the Indenture and Security Agreement (N___U_), dated as of _____________ __, ____, (as amended, modified or supplemented from time to time, the "Indenture"), between Assignor and Assignee.

                           W I T N E S S E T H :

           WHEREAS, US Airways Group, Inc. ("Parent") and AVSA (as hereinafter defined) are parties to the Purchase Agreement (as hereinafter defined), providing, among other things, for the delivery by AVSA to Parent of certain aircraft, including the Aircraft (as hereinafter defined) covered by the Participation Agreement (as hereinafter defined); and

           WHEREAS, pursuant to a Purchase Agreement Assignment, dated as of __________ __, 1999, by and between Parent and Assignor (the "Parent Assignment"), Parent assigned all of its right, title in and interest in and to the Purchase Agreement to Assignor to the extent such right, title and interest relate to certain aircraft, including the Aircraft covered by the Participation Agreement;

           WHEREAS, pursuant to a Consent and Agreement of AVSA and Guarantor (as hereinafter defined), dated as of ________ __, 1999 (the "Parent Consent and Agreement"), AVSA and Guarantor consented to the assignment by Parent to Assignor of Parent's right, title in and interest in and to the Purchase Agreement as provided for in the Parent Assignment;

           WHEREAS, pursuant to the Parent Consent and Agreement, Guarantor confirmed that its guarantee given in the Consent and Guaranty (as hereinafter defined) remains in full force and effect and, to the extent the same relates to the aircraft assigned to the Assignor pursuant to the Parent Assignment, it inures to the benefit of the Assignor;

           WHEREAS, pursuant to the Consent and Guaranty, Guarantor has agreed, among other things, to unconditionally guarantee the due and punctual performance by AVSA of all of its liabilities and obligations as set forth in the Purchase Agreement; and

           WHEREAS, on the terms and conditions hereof and of the Consents and Agreements (as hereinafter defined), Assignor desires to assign to Assignee certain of the Assignor's remaining rights, title and interests in, to and under the Purchase Agreement and the Consent and Guaranty as security for the Secured Obligations (insofar as such obligations relate to the Purchase Agreement and the Aircraft) and Assignee is willing to accept such collateral assignment, as hereinafter set forth; and

           WHEREAS, such assignments and acceptances are intended to permit consummation of the transactions contemplated by the Participation Agreement; and

           WHEREAS, AVSA and Guarantor are willing to execute and deliver their respective Consents and Agreements;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

           1. Defined Terms. For all purposes of this Assignment, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

           "Aircraft" shall mean the Airbus A3__ aircraft, bearing manufacturer's serial number ___, delivered under the Purchase Agreement, including the two [CFM International Model 56-5] (1) [Pratt & Whitney Model _____](2) engines installed on such aircraft on the date of delivery thereof pursuant to the Purchase Agreement.

-------------------
(1)     For A319 and A320 Aircraft.

(2)     For A330 Aircraft.


           "AVSA" shall mean AVSA, S.A.R.L., a French societe a responsabilite limitee, and its successors and assigns.

           "AVSA Consent and Agreement" shall mean the Consent and Agreement of AVSA attached hereto, as amended, modified or supplemented from time to time.

           "Consent and Guaranty" shall mean the Consent and Guaranty of the Guarantor attached to the Purchase Agreement, together with all amendments, waivers, and consents heretofore entered into or heretofore granted thereunder.

           "Consents and Agreements" shall mean the AVSA Consent and Agreement and the Guarantor Consent and Agreement.

           "Equipment Notes" shall have the meaning ascribed thereto in the Participation Agreement.

           "Guarantor" shall mean Airbus Industrie G.I.E., a French groupement d'interet economique, and its successors and assigns.

           "Guarantor Consent and Agreement" shall mean the Consent and Agreement of the Guarantor attached hereto, as amended, modified or supplemented from time to time.

           "Participation Agreement" shall mean the Participation Agreement (N___U_), dated as of _____________ __, ____, between the Assignor and the Assignee, as amended, modified or supplemented from time to time.

           "Purchase Agreement" shall mean the [Airbus A319/A320/A321 Purchase Agreement, dated as of October 31, 1997, between US Airways Group, Inc. and AVSA] (3) [Airbus A330/A340 Purchase Agreement, dated as of November 24, 1998, between US Airways Group, Inc. and AVSA] (4), together with all exhibits, appendices and letter agreements thereto and all amendments, waivers and consents granted thereunder.

-------------------
(3)     For A319 and A320 Aircraft.

(4)     For A330 Aircraft.


           All other terms used herein in capitalized form that are defined in the Participation Agreement shall, when used herein, have the meanings specified in the Participation Agreement.

           2. Assignment. (a) Generally. To secure performance of the Secured Obligations, Assignor has assigned, transferred and set over and does hereby sell, assign, transfer and set over unto the Assignee a first priority security interest and mortgage in, to and under (i) all of the Assignor's right, title and interest in and to (x) Clauses 12, 13 and 17 of the Purchase Agreement (the "Assigned Rights") and (y) the Consent and Guaranty (insofar as such Consent and Guaranty relates to the Assigned Rights), as and to the extent that the same relates to the Aircraft, except to the extent reserved below, including, without limitation, in such assignment to Assignee (A) all claims for damages in respect of such Aircraft arising as a result of any default by AVSA under Clause 12, 13 or 17 of the Purchase Agreement, including, without limitation, all warranty, service life policy and indemnity provisions contained in Clause 12 of the Purchase Agreement in respect of the Aircraft and all claims thereunder and under the Consent and Guaranty in respect of the Aircraft and (B) any and all rights of Assignor to compel performance of the terms of Clause 12, 13 and 17 of the Purchase Agreement and the Consent and Guaranty in respect of the Aircraft; reserving to the Assignor, however, all Assignor's rights and interests in and to Clauses 12, 13 and 17 of the Purchase Agreement and the Consent and Guaranty as and to the extent that Clause 12, 13 or 17 of the Purchase Agreement and the Consent and Guaranty relate to aircraft other than the Aircraft and to the extent that the Purchase Agreement and the Consent and Guaranty relate to any other matters not directly pertaining to the Aircraft.

           (b) Assignment of Rights. If and so long as there shall not exist and be continuing an Event of Default and, if an Event of Default is continuing, so long as Assignor remains in possession of the Aircraft, Assignee hereby authorizes Assignor, to the exclusion of Assignee, to exercise in Assignor's name all rights and powers related to the Assigned Rights and to retain any recovery or benefit resulting from the enforcement of any of the Assigned Rights in respect of the Aircraft, except that Assignor may not enter into any change order or other amendment, modification or supplement to the Purchase Agreement without the written consent or countersignature of Assignee if such change order, amendment, modification or supplement would result in any rescission, cancellation or termination of the Assigned Rights in respect of the Aircraft or in any way limit the rights assigned hereunder.

           (c) Acceptance of Assignment. Subject to the terms hereof, Assignee accepts the assignment contained in this Clause 2.

           (d) Onward Transfer of Rights. Except as provided in Clause 8 hereunder, Assignee agrees that it may not sell, assign or otherwise transfer any of the Assigned Rights without the prior written consent of AVSA.

           (e) Requirement of Notice to AVSA. For all purposes of this Assignment, AVSA shall not be deemed to have knowledge of and need not recognize any Event of Default, unless and until AVSA shall have received written notice thereof from Assignee addressed to its Chief Executive Officer, 2, Rond Point Maurice Bellonte, 31700 Blagnac, France (telex 521155F) (fax: 011-33-5-6130-4011) and, in acting in accordance with the terms of the Purchase Agreement and this Assignment, AVSA may act with acquittance and conclusively rely upon any such notice.

           3. Certain Rights and Obligations of the Parties. (a) Assignor Remains Liable. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Assignor shall at all times remain liable to AVSA under the Purchase Agreement to perform all the duties and obligations of the "Buyer" thereunder to the same extent as if this Assignment had not been executed; (b) the exercise by Assignee of any of the rights assigned hereunder shall not release Assignor from any of its duties or obligations to AVSA under the Purchase Agreement except to the extent that such exercise by Assignee shall constitute performance of such duties and obligations; and (c) except as provided in the next succeeding paragraph, neither Assignee nor any Loan Participant shall have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of Assignor under the Purchase Agreement or to make any payment or to make any inquiry as to the sufficiency of any payment received by any of them or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

           (b) Assignee Bound by Purchase Agreement. Without in any way releasing Assignor from any of its duties or obligations under the Purchase Agreement, Assignee confirms for the benefit of AVSA that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement disclosed to Assignee in writing shall apply to, and be binding upon, Assignee to the extent of its respective interests assigned hereunder to the same extent as Assignor.

           (c) Limit of Effect of this Assignment. Nothing contained herein shall (i) subject AVSA or the Guarantor to any liability to which it would not otherwise be subject under the Purchase Agreement or (ii) modify in any respect the contractual rights of AVSA or the Guarantor thereunder (except, in each case, as provided in the attached Consents and Agreements).

           (d) Appointment as Attorney-in-Fact. Assignor does hereby constitute, effective at any time after an Event of Default shall have occurred and be continuing, Assignee and its successors and permitted assigns to be Assignor's true and lawful attorney, irrevocably, with full power (in the name of Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, the Purchase Agreement and the Consent and Guaranty in respect of the Aircraft, to the extent that the same have been assigned as provided in this Assignment and, for such period as Assignee, its successors and assigns may exercise rights with respect thereto under this Assignment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which Assignee, its successors and assigns, may deem to be necessary or advisable in the premises.

           4. Further Assurances. Assignor and Assignee each agree that, at any time and from time to time, upon the written request of any other party hereto, it will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the other may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

           5. No Amendment of Purchase Agreement. Assignee agrees that it shall not enter into any agreement that would amend, modify, supplement, rescind, cancel or terminate the Purchase Agreement or the Consent and Guaranty in any respect or in any way limit the rights of Assignor or any of the other rights assigned hereunder (except as set forth above when there has been an Event of Default), without the prior written consent of Assignor.

           6. Execution of Assignment. This Assignment is executed by Assignor and Assignee concurrently with the execution and delivery of the Participation Agreement.

           7. Confidentiality. Assignee agrees that it will not disclose to any third party the terms of the Purchase Agreement or this Assignment, except (a) as required by applicable law or governmental regulation, (b) as contemplated in the Participation Agreement (including as set forth in Section 7(o) of the Participation Agreement) or (c) with the consent of Assignor, Guarantor and AVSA.

           8. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           9. GOVERNING LAW. THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

           10. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           11. Notices. All notices with respect to the matters contained herein shall be delivered (notices with respect to AVSA shall be sent to the address for AVSA set forth in clause 2(d)) in the manner provided in
 Section 12(a) of the Participation Agreement.

           12. No Oral Amendments. Neither this Assignment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom the enforcement of such termination, amendment, supplement, waiver or modification is sought.



                          *     *     *     *    *


           IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.


                          US AIRWAYS, INC.



                          By:   _________________________________
                          Name:
                          Title:


      `                   STATE STREET BANK AND TRUST
                          COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee


                          By:  ________________________________
                          Name:
                          Title:



                   AIRBUS INDUSTRIE CONSENT AND AGREEMENT

           The undersigned, Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France ("Guarantor"), hereby acknowledges notice of and consents to all of the terms of the Purchase Agreement Assignment between US Airways, Inc., a Delaware corporation ("Assignor"), and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee ( "Assignee") under the Indenture and Security Agreement (N___U_), dated as of ______________ (hereinafter called the "Assignment", the defined terms therein being hereinafter used with the same meaning), and to the assignment of the Assigned Rights to Assignee under the Indenture, dated as of ______________, between Assignor and Assignee (hereinafter called the "Indenture"), and hereby confirms to Assignor and Assignee and their respective successors and assigns that:

      (i) except as provided in the Assignment, all representations, warranties, and agreements of Guarantor under the Consent and Guaranty insofar as they relate to the Assigned Rights with respect to the Aircraft shall inure to the benefit of Assignee and its respective successors and permitted assigns, to the same extent as if Assignee and its successors and permitted assigns had originally been named the "Buyer" of the Aircraft therein;

      (ii) Guarantor will pay to the person or entity entitled to receive the corresponding payment from AVSA under the terms of the Assignment all amounts required to be paid by Guarantor with respect to the Aircraft;

      (iii) Guarantor consents to the assignment of Assignor's rights and interests under the Purchase Agreement and the Consent and Guaranty to Assignee pursuant to the Assignment; and

      (iv) from and after the purchase of the Aircraft pursuant to the Participation Agreement and payment in full for the Aircraft, Guarantor will not assert any lien or claim against the Aircraft or any part thereof or against Assignor or Assignee arising on or prior to such purchase or in respect of any work or services performed on or prior thereto.

           Guarantor hereby represents and warrants that:

           (A) Guarantor is a groupement d'interet economique duly organized and existing in good standing under the laws of the Republic of France and has the requisite power and authority to enter into and perform its obligations under the Consent and Guaranty and this Consent and Agreement;

           (B) the making and performance, in accordance with their terms of the Consent and Guaranty and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of Guarantor, do not require the consent or approval of the members of Guarantor, do not require the consent or approval of,or the giving of notice to, or registration with, or the taking of any other action in respect of, any French governmental authority or agency except for those that have already been obtained and do not contravene any law binding on Guarantor or contravene Guarantor's charter documents or any indenture, credit agreement or other contractual agreement to which Guarantor is a party or by which it is bound;

           (C) the Consent and Guaranty constituted, as of the date thereof and at all times thereafter to and including the date of this Consent and Agreement, and each of this Consent and Agreement and the Consent and Guaranty constitutes, binding obligations of Guarantor enforceable against Guarantor in accordance with their respective terms, subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), which principles do not make the remedies available at law or in equity with respect to the Purchase Agreement and this Consent and Agreement inadequate for the practical realization of the benefits intended to be provided thereby; and

           (D) the Consent and Guaranty is in full force and effect.

           This Consent and Agreement is made subject to and with the benefit of Clause 3 of the Assignment and Section 4.03 of the Indenture.

                            *   *   *   *   *   *

           THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


 Dated as of ________________

                          AIRBUS INDUSTRIE G.I.E.

                          By:   _______________________________
                          Name:
                          Title:



                         AVSA CONSENT AND AGREEMENT

           The undersigned, AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France ("AVSA"), hereby acknowledges notice of and consents to all of the terms of the Purchase Agreement Assignment between US Airways, Inc., a Delaware corporation ("Assignor"), and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee (the "Assignee") under the Indenture and Security Agreement (N___U_), dated as of ______________ (hereinafter called the "Assignment", the defined terms therein being hereinafter used with the same meaning), and to the assignment of the Assigned Rights to the Assignee under the Indenture, dated as of ______________, between the Assignor and the Assignee (hereinafter called the "Indenture"), and hereby confirms to Assignor and Assignee and their respective successors and assigns that:

      (i) except as provided in the Assignment, all representations, warranties, indemnities and agreements of AVSA under the Purchase Agreement insofar as they relate to the Assigned Rights with respect to the Aircraft shall inure to the benefit of Assignee and its respective successors and permitted assigns to the same extent as if Assignee and its successors and permitted assigns had originally been named the "Buyer" of the Aircraft therein;

      (ii) AVSA will pay to Assignor all payments required to be paid by it under the Purchase Agreement, unless and until AVSA shall have received written notice from Assignee addressed to it at the address and in the manner set forth in the Assignment that an Event of Default has occurred and is continuing, whereupon AVSA will make any and all payments thereafter required to be made by it under the Purchase Agreement, to the extent that the right to receive such payment has been assigned under the Assignment ("AVSA Payments"), directly to Assignee if AVSA shall have received notice as aforesaid that an Event of Default has occurred and is continuing;

      (iii) Assignee shall not be liable for any of the obligations or duties of Assignor under the Purchase Agreement, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of Assignee owing to AVSA, except for the agreements of Assignee set forth in the Assignment, including, but not limited to clause 3(b) of the Assignment;

      (iv) AVSA consents to the assignment of Assignor's rights and interests under the Purchase Agreement and the Consent and Guaranty to Assignee pursuant to the Assignment; and

      (v) from and after the purchase of the Aircraft pursuant to the Participation Agreement and payment in full for the Aircraft, AVSA will not assert any lien or claim against the Aircraft or any part thereof arising on or prior to such purchase or in respect of any work or services performed on or prior thereto.

           AVSA hereby represents and warrants that:

           (A) AVSA is a societe a responsabilite limitee duly organized and existing in good standing under the laws of the Republic of France and has the requisite power and authority to enter into and perform its obligations under the Purchase Agreement and this Consent and Agreement;

           (B) the making and performance, in accordance with their terms, of the Purchase Agreement and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of AVSA, do not require any approval of AVSA's shareholders, do not require the consent or approval of, the giving notice to, or registration with, or the taking of any other action in respect of, any French governmental authority or agency except for those that have already been obtained and do not contravene any law binding on AVSA or contravene AVSA's charter documents or any indenture, credit agreement or other contractual agreement to which AVSA is a party or by which it is bound;

           (C) each of the Purchase Agreement and this Consent and Agreement constitutes a binding obligation of AVSA enforceable against AVSA in accordance with its terms, subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), which principles do not make the remedies available at law or in equity with respect to the Purchase Agreement and this Consent and Agreement inadequate for the practical realization of the benefits intended to be provided thereby; and

           (D) the Purchase Agreement is in full force and effect as to AVSA.

           This Consent and Agreement is made subject to and with the benefit of Clause 3 of the Assignment and Section 4.03 of the Indenture.

                                * * * * * *


           THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

 Dated as of ________________


                          AVSA, S.A.R.L.

                          By:  ________________________________
                          Name:
                          Title: